UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 — Unregistered Sales of Equity Securities

On May 14, 2015, SandRidge Energy, Inc. (the “Company”) entered into an exchange agreement with an existing holder (the “Holder”) of the Company’s 7.5% Senior Notes due 2021 (the “2021 Notes”) and 8.125% Senior Notes due 2022 (the “2022 Notes”), pursuant to which the Company agreed to issue to the Holder (a) 16,046,666 shares of the Company’s common stock, par value $0.001 per share ( “Common Stock”) in exchange for an aggregate $29,000,000 principal amount of the 2021 Notes and 257,778 additional shares of Common Stock as payment for the interest accrued thereon since the last interest payment date and (b) 11,620,000 shares of Common Stock, par value $0.001 per share, in exchange for an aggregate $21,000,000 principal amount of the 2022 Notes and 107,431 additional shares of Common Stock as payment for the interest accrued thereon since the last interest payment date. The exchange is expected to close May 19, 2015.

The exchange offer is being made in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: May 14, 2015	By:	/s/ Philip T. Warman
Philip T. Warman

Senior Vice President, General Counsel and Corporate Secretary